UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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☐	Preliminary Information Statement

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☑	Definitive Information Statement

VICTORY ELECTRONIC CIGARETTES CORPORATION
(Name of Registrant as Specified In Charter)

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VICTORY ELECTRONIC CIGARETTES CORPORATION
11335 Apple Drive
Nunica, Michigan 49448

To the Holders of Common Stock of Victory Electronic Cigarettes Corporation:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of the majority stockholders holding 50.55% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 300,000,0000. (This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Nevada.)

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Brent David Willis
Brent David Willis
Chief Executive Officer

March 17, 2014

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

March 17, 2014

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), to notify such Stockholders of the following:

1.	On or about March 7, 2014, the Company received written consents in lieu of a meeting of Stockholders from stockholders holding 50.55% of the outstanding shares of our common stock. This represents approximately 36,037,994 of the shares of the 71,289,899 total issued and outstanding shares of common stock of the Company (the “Majority Stockholders”), authorizing the Company to amend our Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 300,000,000.

2.	On March 5, 2014, the Board of Directors of the Company approved the above-mentioned action, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on March 7, 2014, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the shareholders of the Company will benefit if the Company increases its number of authorized shares of common stock par value $0.001 per share (the “Common Stock”) from 100,000,000 to 300,000,000 (the “Increase”), as such increase will give the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings, satisfy the obligations of additional share issuance under current convertible Notes, and for use in stock based acquisitions.

Accordingly, it was the Board's opinion that the corporate actions described above would better position the Company to provide the stockholders of the Company with the greatest potential return. The Board and the Majority Stockholders approved the above actions on March 5, 2014, and March 7, 2014, respectively.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 300,000,000

General

The Board of Directors of the Company (the "Board") has approved and recommends to the shareholders a proposal to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000. The Board has authorized the filing of a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to affect the Increase. The Company anticipates the effective date of the Increase will be April 7, 2014.

Reasons for the Increase

The Board believes that increasing the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 is in the Company’s best interest by giving greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings, satisfy the obligations of additional share issuance under current convertible Notes, and for use in stock based acquisitions.

Effect of the Increase

The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, we have outstanding substantial secured indebtedness that is convertible into shares of Common Stock at various prices. Additionally, we have recently made two stock based acquisitions and we will continue to look for possible stock based acquisitions. Apart from the possibility of debt conversion, stock based acquisitions and possible equity financings and such issuance of shares of Common Stock in connection with those activities, the Board has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include raising capital, providing equity incentives to employees, officers or directors, payment of expenses, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

Future Dilutive Transactions

It is emphasized that management of the Company may affect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except in some cases involving a merger where the number of shares of Common Stock of the Company issued will equal more than 20% of the issued and outstanding shares of Common Stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1.	Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing stockholders may be diluted by 100%.
2.	Control of the Company by stockholders may change due to new issuances.
3.	The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.
4.	Business plans and operations may change.
5.	Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares, though no such opportunities have been identified by the Company at this time.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

Dissenter’s Rights of Appraisal

The Stockholders have no right under the NRS, the Company’s Articles of Incorporation or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

Summary of the Increase

The Board recommends increasing the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 as it will give greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings, satisfy the obligations of additional share issuance under current convertible Notes, and for use in stock based acquisitions. This action has been approved by the Board and the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 7, 2014, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other common shareholders), none of our officers, directors, or any of their respective affiliates has any interest in the Increase.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 100,000,000 shares of Common Stock at a par value of $0.001 per share. As of the date of the Consent by the Majority Stockholders, March 7, 2014, the Company had 71,289,899 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On March 7, 2014, the holders of 50.55% of the outstanding shares of our common stock executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 7, 2014 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of March 7, 2014. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of March 7, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Victory Electronic Cigarettes Corporation, 11335 Apple Drive, Nunica, Michigan 49448.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership		Percent of class of Common Stock (1)
5% Shareholders:
Paul Simon	3,900,000		5.5%

Directors and Officers:
Brent David Willis Chief Executive Officer, President, Secretary and Director	6,375,000	(2)	8.8%
Robert Hartford Chief Financial Officer and Treasurer	500,000		*
Marc Hardgrove Chief Creative Innovation Officer and Director	17,550,000		24.6%
Elliot B. Maisel Director	2,902,202		4.1%
Michael Clapper President – International and Director	2,693,048		3.8%
James P. Geiskopf Director	300,000	(3)	*
William R. Fields Director	7,075,000	(4)	9.0%
Paul Herman Director	329,795	(5)	*
Directors and Officers as a group (8 persons)	37,725,045		47.1%
*  Less than 1%

(1)
Based on 71,289,899 shares of common stock issued and outstanding as of March 7, 2014. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Includes 1,500,000 shares of common stock underlying options held by Mr. Willis that are presently exercisable.
(3)	Includes 200,000 shares of common stock underlying options held by Mr. Geiskopf that are presently exercisable.
(4)
Includes 100,000 warrants held directly by Mr. Fields that are presently exercisable and 6,975,000 warrants that Mr. Fields indirectly holds through E-Cig Acquisition Company, LLC, of which Mr. Fields beneficially owns 25%.

(5)	Includes 329,795 shares of common stock indirectly held through Bluebox Corporate Finance Limited, of which Mr. Herman beneficially owns 50%.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 11335 Apple Drive, Nunica, Michigan 49448, telephone: (616) 384-3272.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.  Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., Attn: David E. Danovitch, Esq. at 212-603-6300.

March 17, 2014	By Order of the Board of Directors,

/s/ Brent David Willis
Brent David Willis
Chief Executive Officer